OPTICAL COATING LABORATORY, INC. AND SUBSIDIARIES
                EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT


Optical Coating Laboratory, Inc. was incorporated in Delaware in 1948. The Company was reincorporated in California in 1963 and again reincorporated in Delaware November 2, 1987.

Optical Coating Laboratory, Inc. has the following subsidiaries:

                                                     PERCENT OF    PLACE OF
SUBSIDIARY NAME                                      OWNERSHIP  INCORPORATION


OCLI International Service Corporation................ 100%      California

OCLI Foreign Sales Corporation.......................  100%            Guam

OCLI Optical Coating Laboratory, Ltd.................. 100%        Scotland

OCLI Optical Coating Laboratory GmbH.................. 100%         Germany

MMG Glastechnik GmbH.................................. 100%         Germany

OCLI Optical Coatings Espana S.A...................... 100%           Spain

Optical Coating Laboratory B.V........................ 100%     Netherlands

Optical Coating Laboratory EURL....................... 100%          France

Flex Products, Inc....................................  60%        Delaware

Hakuto-OCLI, Ltd. (OCLI Asia).........................  50%           Japan